UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2009, Inland Real Estate Corporation (the “Company”) entered into a sales agency agreement (the “Sales Agency Agreement”) with BMO Capital Markets Corp. (“BMO”).  The Sales Agency Agreement provides that the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $100,000,000 from time to time through BMO, acting as sales agent.  Offers and sales of the Shares, if any, may be made in privately negotiated transactions (if the Company and BMO have so agreed in writing) or by any other method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or to or through a market maker.  BMO is entitled to compensation of 2.5% of the actual sale execution price of each Share sold by BMO on the New York Stock Exchange in the case of ordinary brokers’ transactions or the price as otherwise agreed by the parties with respect to other methods of sale.  The Sales Agency Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description

5.1	Opinion of Venable LLP with respect to the legality of the shares.

8.1	Opinion of Shefsky & Froelich Ltd. with respect to tax matters.

10.1	Sales Agency Agreement, dated November 10, 2009, by and between Inland Real Estate Corporation and BMO Capital Markets Corp.

23.1	Consent of Venable LLP (included in Exhibit 5.1 to this report on Form 8-K).

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1 to this report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

November 10, 2009

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP with respect to the legality of the shares.

8.1	Opinion of Shefsky & Froelich Ltd. with respect to tax matters.

10.1	Sales Agency Agreement, dated November 10, 2009, by and between Inland Real Estate Corporation and BMO Capital Markets Corp.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1).